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                                                                    Exhibit 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-_______) and related prospectus of P-COM, Inc. for the registration of 1,014,366 shares of its common stock, and to the incorporation by reference therein of our report dated April 14, 1997, with respect to the financial statements of Columbia Spectrum Management, L.P. as of and for the years ended December 31, 1996 and 1995, included in P-COM, Inc.'s March 21, 1997 Current Report on Form 8-K, as amended, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


ERNST & YOUNG LLP


Vienna, VA
January 16, 1998